Exhibit 1.1
PRICING AGREEMENT
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
As Representatives of the several
Underwriters named in Schedule I hereto
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
U.S. Bancorp Investments, Inc.
214 N. Tryon Street, 26th Floor
Charlotte, North Carolina 28202
February 19, 2025
Ladies and Gentlemen:
The Hershey Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 19, 2025 (the “Underwriting Agreement”), between the Company, on the one hand, and you, as parties which are signatories or deemed to be signatories to the Underwriting Agreement, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto and described in the final term sheet substantially in the form of Schedule III(b) hereto (the “Designated Securities”).
Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time as set forth in Schedule II to this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and also a representation and warranty as of the Applicable Time in relation to the Prospectus relating to the Designated Securities. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.
The Prospectus (including a prospectus supplement relating to the Designated Securities), in all material respects in the form heretofore delivered to you, is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereto, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages to follow]

Very truly yours,
The Hershey Company

By:	/s/ Steven E. Voskuil
Name: Steven E. Voskuil
Title: Senior Vice President, Chief Financial Officer

By:	/s/ Bjork Hupfeld
Name: Bjork Hupfeld
Title: Treasurer
[Signature Page to Pricing Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

By: /s/ Christopher Cote
Name: Christopher Cote
Title: Managing Director

Citigroup Global Markets Inc.

By: /s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

J.P. Morgan Securities LLC

By: /s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Executive Director

RBC Capital Markets, LLC

By: /s/ Scott G Primrose
Name: Scott G Primrose
Title: Authorized Signatory

U.S. Bancorp Investments, Inc.

By: /s/ Julie Brendel
Name: Julie Brendel
Title: Managing Director
For themselves and as Representatives
of the several Underwriters named in Schedule I hereto
[Signature Page to Pricing Agreement]

SCHEDULE I

	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased
Underwriter
BofA Securities, Inc.	$82,000,000	$82,000,000	$82,000,000	$82,000,000
Citigroup Global Markets Inc.	$82,000,000	$82,000,000	$82,000,000	$82,000,000
J.P. Morgan Securities LLC	$82,000,000	$82,000,000	$82,000,000	$82,000,000
RBC Capital Markets, LLC	$82,000,000	$82,000,000	$82,000,000	$82,000,000
U.S. Bancorp Investments, Inc.	$82,000,000	$82,000,000	$82,000,000	$82,000,000
CIBC World Markets Corp.	$32,500,000	$32,500,000	$32,500,000	$32,500,000
Loop Capital Markets LLC	$30,000,000	$30,000,000	$30,000,000	$30,000,000
Academy Securities, Inc.	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Siebert Williams Shank & Co., LLC	$10,000,000	$10,000,000	$10,000,000	$10,000,000
Banco Bradesco BBI S.A.	$7,500,000	$7,500,000	$7,500,000	$7,500,000
Total	$500,000,000	$500,000,000	$500,000,000	$500,000,000

SCHEDULE I Page 1

SCHEDULE II
Title of Designated Securities:
4.550% Notes due February 24, 2028 (the “2028 Notes”)
4.750% Notes due February 24, 2030 (the “2030 Notes”)
4.950% Notes due February 24, 2032 (the “2032 Notes”)
5.100% Notes due February 24, 2035 (the “2035 Notes” and, together with the 2028 Notes, the 2030 Notes and the 2032 Notes, the “Designated Securities”)
Aggregate Principal Amount:
$500,000,000 of the 2028 Notes
$500,000,000 of the 2030 Notes
$500,000,000 of the 2032 Notes
$500,000,000 of the 2035 Notes
Price to Public:
99.931% of the principal amount of the 2028 Notes, plus accrued interest, if any, from February 24, 2025.
99.824% of the principal amount of the 2030 Notes, plus accrued interest, if any, from February 24, 2025.
99.813% of the principal amount of the 2032 Notes, plus accrued interest, if any, from February 24, 2025.
99.574% of the principal amount of the 2035 Notes, plus accrued interest, if any, from February 24, 2025.
Purchase Price to Underwriters:
99.681% of the principal amount of the 2028 Notes, plus accrued interest, if any, from February 24, 2025; and the selling concession shall be 0.15% and the reallowance concession shall be 0.10%, in each case of the principal amount of the 2028 Notes.
99.474% of the principal amount of the 2030 Notes, plus accrued interest, if any, from February 24, 2025; and the selling concession shall be 0.20% and the reallowance concession shall be 0.15%, in each case of the principal amount of the 2030 Notes.
99.413% of the principal amount of the 2032 Notes, plus accrued interest, if any, from February 24, 2025; and the selling concession shall be 0.25% and the reallowance concession shall be 0.15%, in each case of the principal amount of the 2032 Notes.
SCHEDULE II Page 1

99.124% of the principal amount of the 2035 Notes, plus accrued interest, if any, from February 24, 2025; and the selling concession shall be 0.25% and the reallowance concession shall be 0.20%, in each case of the principal amount of the 2035 Notes.
Indenture:
Indenture dated as of May 14, 2009, between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as Trustee.
Maturity:
2028 Notes: February 24, 2028.
2030 Notes: February 24, 2030.
2032 Notes: February 24, 2032.
2035 Notes: February 24, 2035.

Interest Rate:
2028 Notes: 4.550% from and including the original issue date.
2030 Notes: 4.750% from and including the original issue date.
2032 Notes: 4.950% from and including the original issue date.
2035 Notes: 5.100% from and including the original issue date.
Interest Payment Dates:
February 24 and August 24 of each year, commencing on August 24, 2025.
Interest Payment Record Dates:
February 9 and August 9 of each year, commencing on August 9, 2025.
Redemption Provisions:
2028 Notes: Prior to January 24, 2028 (the “2028 Par Call Date”), the Company may redeem the 2028 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium, as described in the Prospectus Supplement dated February 19, 2025 (the “Prospectus Supplement”), if any.
At any time on or after the 2028 Par Call Date, the Company may redeem the 2028 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
SCHEDULE II Page 2

2030 Notes: Prior to January 24, 2030 (the “2030 Par Call Date”), the Company may redeem the 2030 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium, as described in the Prospectus Supplement, if any.
At any time on or after the 2030 Par Call Date, the Company may redeem the 2030 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
2032 Notes: Prior to December 24, 2031 (the “2032 Par Call Date”), the Company may redeem the 2032 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2032 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium, as described in the Prospectus Supplement, if any.
At any time on or after the 2032 Par Call Date, the Company may redeem the 2032 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
2035 Notes: Prior to November 24, 2034 (the “2035 Par Call Date”), the Company may redeem the 2035 Notes in whole or in part at any time and from time to time at its option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium, as described in the Prospectus Supplement, if any.
At any time on or after the 2035 Par Call Date, the Company may redeem the 2035 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
Spread for Make-Whole Amount:
2028 Notes: T+0.05%.
2030 Notes: T+0.10%.
2032 Notes: T+0.10%.
2035 Notes: T+0.10%.
SCHEDULE II Page 3

Sinking Fund Provisions:
No sinking fund provisions.
Other Provisions:
As set forth in the Prospectus Supplement to the Prospectus dated May 28, 2024.
Time of Delivery:
9:00 a.m. (EDT), February 24, 2025.
Closing Location:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Names and addresses of Representatives:
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBC Capital Markets, LLC
U.S. Bancorp Investments, Inc.
Address for Notices:
BofA Securities, Inc.
114 West 47th Street
New York, New York 10036
Facsimile: (212) 901-7881
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile: (646) 291-1469
Attention: General Counsel
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Syndicate
Facsimile: (212) 834-6081
Telephone: (212) 834-4533
SCHEDULE II Page 4

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (212) 618-7706
Email: TMGUS@rbccm.com
Attention: DCM Transaction Management/Scott Primrose
U.S. Bancorp Investments, Inc.
214 North Tryon Street, 26th Floor
Charlotte, North Carolina 28202
Facsimile: (704) 335-2393
Attention: Credit Fixed Income
Applicable Time:
(For purposes of the Underwriting Agreement):
3:55 p.m. (New York time), February 19, 2025.
SCHEDULE II Page 5

SCHEDULE III(a)
•Final Term Sheet, dated February 19, 2025, substantially in the form of Schedule III(b) hereto.
SCHEDULE III(a) Page 1

SCHEDULE III(b)
FINAL TERM SHEET
Dated February 19, 2025
THE HERSHEY COMPANY
$500,000,000 4.550% NOTES DUE FEBRUARY 24, 2028
$500,000,000 4.750% NOTES DUE FEBRUARY 24, 2030
$500,000,000 4.950% NOTES DUE FEBRUARY 24, 2032
$500,000,000 5.100% NOTES DUE FEBRUARY 24, 2035

Name of Issuer:	The Hershey Company

Title of Securities:	4.550% Notes due February 24, 2028 (the “2028 Notes”)
4.750% Notes due February 24, 2030 (the “2030 Notes”)
4.950% Notes due February 24, 2032 (the “2032 Notes”)
5.100% Notes due February 24, 2035 (the “2035 Notes” and, together with the 2028 Notes, the 2030 Notes and the 2032 Notes, the “Notes”)

Aggregate Principal Amount:	2028 Notes: $500,000,000
2030 Notes: $500,000,000
2032 Notes: $500,000,000
2035 Notes: $500,000,000

Issue Price (Price to Public):	2028 Notes: 99.931% of principal amount
2030 Notes: 99.824% of principal amount
2032 Notes: 99.813% of principal amount
2035 Notes: 99.574% of principal amount

Maturity Date:	2028 Notes: February 24, 2028
2030 Notes: February 24, 2030
2032 Notes: February 24, 2032
2035 Notes: February 24, 2035

Coupon (Interest Rate):	2028 Notes: 4.550%
2030 Notes: 4.750%
2032 Notes: 4.950%
2035 Notes: 5.100%

Benchmark Treasury:	2028 Notes: UST 4.250% due February 15, 2028
2030 Notes: UST 4.250% due January 31, 2030
2032 Notes: UST 4.375% due January 31, 2032
2035 Notes: UST 4.625% due February 15, 2035

Spread to Benchmark Treasury:	2028 Notes: T+28 basis points (0.28%)
2030 Notes: T+42 basis points (0.42%)
2032 Notes: T+52 basis points (0.52%)
2035 Notes: T+62 basis points (0.62%)

SCHEDULE III(b) Page 1

Benchmark Treasury Price and Yield:	2028 Notes: 99-28; 4.295%
2030 Notes: 99-15; 4.370%
2032 Notes: 99-15+; 4.462%
2035 Notes: 100-23; 4.535%

Yield to Maturity:	2028 Notes: 4.575%
2030 Notes: 4.790%
2032 Notes: 4.982%
2035 Notes: 5.155%

Interest Payment Dates:	February 24 and August 24 of each year, commencing on August 24, 2025

Interest Payment Record Dates:	February 9 and August 9 of each year, commencing on August 9, 2025

Redemption Provisions:
2028 Notes: Prior to January 24, 2028 (the “2028 Par Call Date”), we may redeem the 2028 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2028 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium (Treasury plus 5 basis points).

At any time on or after the 2028 Par Call Date, we may redeem the 2028 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

2030 Notes: Prior to January 24, 2030 (the “2030 Par Call Date”), we may redeem the 2030 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium (Treasury plus 10 basis points).

At any time on or after the 2030 Par Call Date, we may redeem the 2030 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SCHEDULE III(b) Page 2

2032 Notes: Prior to December 24, 2031 (the “2032 Par Call Date”), we may redeem the 2032 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2032 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium (Treasury plus 10 basis points).

At any time on or after the 2032 Par Call Date, we may redeem the 2032 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

2035 Notes: Prior to November 24, 2034 (the “2035 Par Call Date”), we may redeem the 2035 Notes in whole or in part at any time and from time to time at our option at a redemption price equal to the sum of (1) the aggregate principal amount of the 2035 Notes being redeemed plus accrued and unpaid interest up to but excluding the redemption date and (2) the applicable make-whole premium (Treasury plus 10 basis points).

At any time on or after the 2035 Par Call Date, we may redeem the 2035 Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount being redeemed plus accrued and unpaid interest, if any, up to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Denominations:	$2,000 or integral multiples of $1,000 in excess thereof

Legal Format:	Registration Statement No. 333-279759

Net Proceeds to The Hershey Company (before expenses):	$1,988,460,000

Settlement Date*:	T+3 days; February 24, 2025

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc.

Co-Managers:	Academy Securities, Inc. Banco Bradesco BBI S.A. CIBC World Markets Corp. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

SCHEDULE III(b) Page 3

CUSIP:	2028 Notes: 427866BK3 2030 Notes: 427866BL1 2032 Notes: 427866BM9 2035 Notes: 427866BN7

ISIN:	2028 Notes: US427866BK37

2030 Notes: US427866BL10 2032 Notes: US427866BM92 2035 Notes: US427866BN75

Ratings**:	A1 (Stable) / A (Stable) (Moody’s / S&P)
The offer and sale of the Securities to which this final term sheet relates have been registered by The Hershey Company by means of a registration statement on Form S-3 (SEC File No. 333-279759).
____________________
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll free at (800) 294-1322, Citigroup Global Markets Inc. toll free at (800) 831-9146, J.P. Morgan Securities LLC collect at (212) 834-4533, RBC Capital Markets, LLC toll free at (866) 375-6829 or U.S. Bancorp Investments, Inc. toll free at (877) 558-2607.
*Note: Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the trade date will be required, by virtue of the fact that the Notes initially will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.
**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
SCHEDULE III(b) Page 4